UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Executive Committee of the Board of Directors ("Executive Committee") of Casey's General Stores, Inc. (the "Company") has authorized the amendment and restatement of the Amended and Restated Non-Qualified Supplemental Executive Retirement Plan of the Company, and approved the execution of a Second Amended and Restated Non-Qualified Supplemental Executive Retirement Plan (the "Second Restated Plan"). In connection with the approval of the Second Restated Plan, the Executive Committee also authorized the revocation of the Non-Qualified Supplemental Executive Retirement Plan Trust Agreement dated October 24, 1997 (the "Initial Trust") referenced in the Second Restated Plan, subject to restatement thereof in accordance with the provisions of the Second Restated Plan. In addition to changes allowing for the revocation of the Initial Trust, the Second Restated Plan includes definitions of certain terms that had been included in the Initial Trust, and also deletes certain provisions relating to the payments to be made to a former beneficiary under the predecessor plan.

A copy of the Second Restated Plan is attached hereto as Exhibit 10.30(a) and is incorporated herein by this reference. The foregoing description of the Second Restated Plan does not purport to be complete and is qualified in its entirety by reference to the Exhibit attached hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: January 29, 2015        By:    /s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.        Description

10.30(a)	Second Amended and Restated Non-Qualified Supplemental Executive Retirement Plan (dated as of January 29, 2015)